SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

Insignia Solutions plc

(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

41300 CHRISTY STREET	THE MERCURY CENTRE,
FREMONT, CALIFORNIA	WYCOMBE LANE
94538	WOOBURN GREEN
UNITED STATES OF	HIGH WYCOMBE, BUCKS
AMERICA	HP10 0HH
UNITED KINGDOM
(Address of principal executive offices) (Zip code)

(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On May 17, 2005, Insignia Solutions plc and Fusion Capital Fund II, LLC (“Fusion Capital”) entered into an agreement amending the subscription agreement between the parties providing for the sale of up to $12 million in American Depositary Shares (ADSs) representing ordinary shares to Fusion Capital over a period of 30 months. The May 17 agreement extends the date by which Insignia must file a registration statement with the Securities and Exchange Commission with respect to the ADSs from March 31, 2005 to June 30, 2005, and extends the date on which the subscription agreement may be terminated if sales of ADSs have not commenced because one of the conditions to such sales has not been satisfied from June 30, 2005 to August 31, 2005. In consideration for this amendment, Insignia has amended the exercise price of the warrants issued to Fusion Capital on February 10, 2005 to purchase 2,000,000 ADSs, which originally had an exercise price of “the greater of the US Dollar equivalent of 20.5 UK pence or US$0.60,” to “the greater of the US Dollar equivalent of 20.5 UK pence or US$0.40.”

The agreement dated May 17, 2005 amending the securities subscription agreement and related warrant is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits.

10.97	Agreement, dated May 17, 2005, amending the Securities Subscription Agreement by and between Insignia and Fusion Capital II, LLC dated February 10, 2005 and related warrants.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Insignia Solutions plc (Registrant)
Date: May 19, 2005	By:	/s/ Mark McMillan
Mark McMillan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.97	Agreement, dated May 17, 2005, amending the Securities Subscription Agreement by and between Insignia and Fusion Capital II, LLC dated February 10, 2005 and related warrants.